Hartman vREIT XXI, Inc. Acquires Richardson Tech Center

Hartman vREIT XXI, Inc. (vREIT XXI) completed its acquisition of Richardson Tech Center (the Property) on March 14, 2018.  Richardson Tech Center is a four-building, multi-tenant portfolio totaling 96,660 square feet, located in a highly-desireable submarket in the Dallas/Fort Worth area.

The Property is located approximately two miles east of U.S. Route 75. The property is positioned within a 25-minute drive of the Dallas central business district, near multiple major highways including Interstate 635 and the President George Bush Turnpike.

Richardson Tech Center enjoys a strong, visible presence on North Plano Road, a major north/south thoroughfare, located south of CityLine, a new mixed-use development. Businesses and families are attracted to Richardson because of access to its highly-educated workforce and exceptional and award-winning public school district.

Richardson is a vibrant and diversified business community strategically located in the Dallas/Fort Worth area—arguably, one of the brightest economic regions in the world. Only 12 miles north of Downtown Dallas, in what is considered a first-ring suburb, Richardson is known as the “Telecom Corridor” because the city has more than 25 million square feet of office space. Recently named a top 10 fastest-growing city, Richardson’s property tax base is diversified beyond telecom, and includes businesses in the health care and finance sectors. (Source: Jones Lang LaSalle offering memo for Richardson Tech Center, dated January 2018).

The contract purchase price for Richardson Tech Center is $5,040,000, which equates to $52 per square foot. The asset will be purchased using proceeds from the sale of vREIT XXI’s shares and a $3.75 million, 2.75% floating rate (over 30-day LIBOR) loan from Southside Bank. The loan will have a three-year term, with two 12-month extensions.

“Richardson Tech Center is an attractive value-add investment for vREIT XXI that allows us to continue adding value to shareholders while also offering a diverse range of solutions to tenants in this Dallas submarket,” said Al Hartman, CEO.

“The acquisition of Richardson Tech Center represents another step in expanding our Richardson footprint. This area provides a deep pool of well-educated, white-collar labor that is attractive to many businesses,” said David Wheeler, Chief Investment Officer.

Zane Marcell and Dustin Volz of the Dallas Jones Lang LaSalle (JLL) office represented the seller in the transaction and David Wheeler and Russell Turman represented the buyer, Hartman Richardson Tech Center, LLC.

Hartman Richardson Tech Center, LLC was represented by HFF’s Dallas mortgage brokerage team of Steve Heldenfels and Jim Curtin in the placement of acquisitions financing with Southside Bank.

About Hartman vREIT XXI

Hartman vREIT XXI is a Texas-centric real estate investment company formed to acquire, develop and operate a diverse portfolio of value-oriented commercial properties—those with significant potential for growth in income and value from re-tenanting, repositioning, redevelopment, and operational enhancements. For additional information about these investments, please visit HartmanREITs.com.

About  Hartman

Hartman has extensive experience acquiring, owning, managing and leasing commercial office, retail, light industrial and warehouse properties located in Texas. Since 1983, Hartman and its affiliated entities

(including founder, Allen R. Hartman) have sponsored 23 programs and acquired interests in more than 90 real assets totaling approximately $735 million as of December 31, 2017.

This material contains forward-looking statements regarding the business and financial outlook of Hartman vREIT XXI and its advisors that are based on management’s current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ from the statements contained in this material. Forward-looking statements speak only as of the date on which such statements were made and we undertake no obligation to update any such statements that may become untrue as a result of subsequent events.

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All information contained in this material is qualified in its entirety by the terms of a current prospectus. Investors should consider a program’s investment objectives, risks, charges and expenses before investing. The achievement of any goals is not guaranteed. For more complete information about investing in any program, including risks, charges and expenses, refer to the program’s prospectus. Securities offered through D.H. Hill Securities, LLLP, Member FINRA/SIPC, 1543 Green Oak Place, Suite 100, Kingwood, TX 77339 (800) 880-2212.